UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

MUSTANG BIO, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-55668	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Gansevoort Street, 9th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K regarding the Transaction Documents (as such term is defined in Item 3.02 below) is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On September 30, 2016, Mustang Bio, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with certain accredited investors to sell units (the “Units”) consisting of 10,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants (the “Warrants”) exercisable immediately for 2,500 shares of Common Stock for five years at an exercise price of $8.50 per share, for a purchase price of $65,000 per unit (the “Transaction”). The Transaction is for a minimum of $10.0 million and a maximum of $30.0 million (which the Company may, in its sole discretion, increase to $70.0 million).

National Securities Corporation (“NSC”), pursuant to a Placement Agent Agreement entered into between the Company and NSC on August 3, 2016 (the “Placement Agent Agreement”), acts as placement agent in the Transaction. Pursuant to the terms of the Placement Agent Agreement, NSC receives (in addition to reimbursement of certain expenses) an aggregate cash fee equal to 10% of the gross sales price of the Units sold in the Transaction to investors NSC introduced to the Company, escrow fees payable to the Escrow Agent of up to $4,000 pursuant to the Escrow Agreement between Signature Bank (the “Escrow Agent”), the Placement Agent and the Company dated August 3, 2016 (the “Escrow Agreement”) and a warrant equal to 10% of the aggregate number of shares of Common Stock sold in the Transaction to investors introduced by the Placement Agent (the “Placement Agent Warrants” and, collectively with the Purchase Agreement, Warrants, the Placement Agent Agreement and Escrow Agreement, the “Transaction Documents”). The Placement Agent Warrants are exercisable immediately at an exercise price of $8.50 per share for a period of five years.

On September 30, 2016, the Company sold 191.48 Units comprising of 1,914,833 shares of Common Stock and Warrants to purchase 478,708 shares of Common Stock for aggregate gross proceeds of $12,446,414. In connection with the closing, NSC received a cash fee of $1,264,641 and a Placement Agent Warrant to purchase 191,483 shares of Common Stock.

The Units, Warrants and Placement Agent Warrants were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the Transaction, they may not be offered or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

The foregoing summary of the material terms of the Transaction Documents is subject to the full and complete terms of such Transaction Documents which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUSTANG BIO, INC.

Date: October 6, 2016
/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Executive Chairman, Chief Executive
Officer and President